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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):SEPTEMBER 17, 2003


                        SOUTHERN PERU COPPER CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                     1-14066                      13-3849074
(State or other              Commission                   IRS Employer
jurisdiction of              (File Number)                (Identification No.)
organization)


2575 EAST CAMELBACK RD.
PHOENIX, AZ                                                    85016
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (602) 977-6500

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Item 5.   Other Events

On September 17, 2003 Southern Peru Copper Corporation issued a press release regarding the approval by the Peruvian Government of the rescheduling of the timetable for the modernization of the Ilo smelter. The press release is annexed as Exhibit 99.1 to this report and by this reference incorporated herein and made a part hereof.

On September 17, 2003 at a mining convention, Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation commented on the Company's activities and made certain production and sales forecast for 2003. On September 18, 2003, at the same mining convention, Mr. Oscar Gonzalez Rocha also commented on certain forecast for 2004. The comments of Mr. Oscar Gonzalez Rocha, as reported by Reuters, are annexed as Exhibits 99.2 and 99.3, respectively, to this report and by this reference incorporated herein and made a part hereof.

The following exhibits are filed with this report on Form 8-K:

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

99.1 Press release by Southern Peru Copper Corporation dated September 17, 2003, regarding the approval by the Peruvian Government of the rescheduling of the timetable for the modernization of the Ilo smelter.

99.2 Reuter's report on comments made by Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation on September 17, 2003.

99.3 Reuter's report on comments made by Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation on September 18, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Southern Peru Copper Corporation

                                             By:  /s/ Ernesto Duran Trinidad
                                             Its: Comptroller


Date: September 19, 2003

Exhibit Index

99.1 Press release by Southern Peru Copper Corporation dated September 17, 2003, regarding the approval by the Peruvian Government of the rescheduling of the timetable for the modernization of the Ilo smelter.

99.2 Reuter's report on comments made by Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation on
         September 17, 2003.

99.3 Reuter's report on comments made by Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation on September 18, 2003.